SENIOR OFFICER INCENTIVE BONUS PLAN



In recognition of the critical role senior bank officers play in setting internal operating policies and procedures and in managing the bank operations for maximum profit, the board of directors has established an incentive bonus plan to reward senior officers for superior performance. The following rules and guidelines will apply:



1. Net income will be the net income of the bank for the calendar year ending December 31, adjusted by a pro rata share of the net income or loss of the holding company.

2. Equity will be considered the average capital surplus and undivided profits for the calendar year.

3. The officers eligible for the senior officer incentive bonus will be those with the title of Chairman, President, EVP, Sr. VP, and VP 1. In 1996 the eligible designated officers were changed to chairman level 1 and officer levels 1, 2, 3, and 4.

4. The schedule and basis for paying out the bonus will be set by the holding company board of directors based upon recommendations by the bank's joint personnel committees.

5. Bonus will be paid on base salary only.

6. Bonus will be paid one-half in cash and one-half in deferred compensation to be paid in four equal installments over the next four years.

7. Eligible employees must have one full year's employment to be eligible for the bonus unless otherwise approved by the holding company board.

8. Employees leaving employment for reasons other than retirement or disability will not be eligible for the current year bonus.

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
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                   SENIOR OFFICER INCENTIVE BONUS PLAN
                   1996 - 1997  RECOMMENDED SCHEDULES


                         Chair       Officer        Officer       Officer
                        Person       Level 1     Levels 2 & 3     Level 4
      ROE               Level 1                    % Bonus

  14.00 -- 14.24
  14.25 -- 14.49
  14.50 -- 14.74
  14.75 -- 14.99            2          1.5             1             0.5
  15.00 -- 15.24            4          3.0             2             1.0
  15.25 -- 15.49            6          4.5             3             1.5
  15.50 -- 15.74            8          6.0             4             2.0
  15.75 -- 15.99           10          7.5             5             2.5
  16.00 -- 16.24           12          9.0             6             3.0
  16.25 -- 16.49           14         10.5             7             3.5
  16.50 -- 16.74           16         12.0             8             4.0
  16.75 -- 16.99           18         13.5             9             4.5
  17.00 -- 17.24           20         15.0            10             5.0
  17.25 -- 17.49           22         16.5            11             5.5
  17.50 -- Over            24         18.0            12             6.0

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